Calculation of Filing Fee Tables
S-8
Schneider National, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class B Common Stock, no par value	Other	19,900,000	$ 30.31	$ 603,169,000.00	0.0001381	$ 83,297.64
Total Offering Amounts:						$ 603,169,000.00		$ 83,297.64
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 83,297.64
Offering Note
[1]	(1) This registration statement covers an aggregate of an additional 19,900,000 shares of our Class B common stock available for issuance under the Schneider National, Inc. 2017 Omnibus Incentive Plan, as amended and restated on April 30, 2026 . (2) Estimated solely for purposes of calculating the registration fee. The registration fee has been calculated in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, based upon the average of the high and low selling price per share of Class B common stock of the Company on May 5, 2026, as reported by the New York Stock Exchange. (3) Pursuant to Rule 416 of the Securities Act, this registration statement shall also cover any additional shares of Class B common stock which become issuable under the 2017 Omnibus Incentive Plan pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Class B common stock.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources